UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 323-4637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

2006 Compensation

2006 Short-Term Incentive Plan

On February 21, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Embarq Corporation (the “Company”) reviewed and approved the payment of cash under the Company’s 2006 Short-Term Incentive (“STI”) program for Gene M. Betts, Chief Financial Officer, Thomas A. Gerke, General Counsel and External Affairs, and Harrison S. Campbell, President-Consumer Markets. Additionally, the Committee approved the STI cash payment for Michael B. Fuller, the Company’s former Chief Operating Officer, whose employment with the Company ended on January 12, 2007. The STI cash payment for Daniel R. Hesse, the Company’s Chairman, Chief Executive Officer and President, was approved by the Committee on February 22, 2007, following input from the Board of Directors. Messrs. Hesse, Betts, Campbell, Gerke and Fuller have been identified by the Company as named executive officers for the year ended December 31, 2006.

The 2006 STI program provided for a payment of incentive compensation to executive officers and eligible employees based on our achievement in 2006 of performance objectives relating to telecommunications revenue and to operating income before depreciation and amortization (“OIBDA”), both adjusted for certain items, and customer satisfaction improvement. Each performance objective had a threshold, target and maximum level of payment opportunity at 0%, 100% and 200% of the individual’s target opportunity.

The Committee determined that the achievement of the performance objectives under the STI Plan resulted in a payout percentage of 112.9% of the STI target opportunity for each named executive officer, which resulted in cash payments as follows: Mr. Hesse, $1,271,349; Mr. Betts, $335,879; Mr. Campbell, $314,382; Mr. Gerke, $365,910; and Mr. Fuller, $674,962.

2006 Long-Term Incentive Plan

On February 21, 2007 (and with respect to Mr. Hesse’s award, on February 22, 2007, following input from the Board of Directors), the Committee met and approved the performance adjustment for the restricted stock units (“RSUs”) originally granted on July 28, 2006, as part of the Company’s 2006 Long-Term Incentive (“LTI”) program. The awards provided that the initial number of RSUs granted could be increased to up to 200% or decreased to 0% of the initial grant based upon our achievement of performance objectives relating to telecommunications revenue and OIBDA, both as adjusted for certain items, for the second half of the 2006 calendar year. The Committee determined that the achievement of the performance metrics under the LTI Plan resulted in a performance adjustment percentage of 107.5%. Based on the performance adjustment, each named executive officer received the following additional RSUs: Mr. Hesse, 9,765; Mr. Betts, 1,482; Mr. Campbell, 1,470, Mr. Gerke, 2,232 and Mr. Fuller, 4,185. These additional RSUs are subject to the same vesting and other terms and conditions as the initial RSUs.

2007 Compensation

On February 21 and 22, 2007, following a review of individual performance and a relevant market analysis, the Committee approved the Company’s 2007 executive compensation program,

including individual base salaries, STI and LTI opportunities for each of our named executive officers. The Committee established 2007 annual base salary levels for the named executive officers on February 21, 2007 (and with respect to Mr. Hesse, on February 22, 2007, following input from the Board of Directors) as follows: Mr. Hesse, $1,000,000; Mr. Betts, $450,500; Mr. Campbell, $409,734; and Mr. Gerke, $474,575.

2007 Short-Term Incentive Program

On February 21, 2007, the Committee established the performance objectives, target opportunities and other terms of our 2007 STI program for the named executive officers and other eligible employees of the Company, except for Mr. Hesse whose 2007 STI performance objectives and target opportunity were established by the Committee on February 22, 2007, following input from the Board of Directors. The 2007 STI program provides for a payment of incentive compensation based on the weighted achievement of performance objectives during 2007 relating to telecommunications segment services revenue (40% weighting) and operating cash flow (40% weighting), both as adjusted for certain items, and customer satisfaction improvement (20% weighting). Each performance objective has a threshold, target and maximum level of payment opportunity at 0%, 100% and 200% of an individual’s target opportunity. The individual STI target opportunity for each of our named executive officers is as follows: Mr. Hesse, $1,200,000; Mr. Betts, $315,350; Mr. Campbell, $286,814 and Mr. Gerke, $332,203.

2007 Long-Term Incentive Plan

The Committee met on February 22, 2007 (the “Grant Date”), and approved the grant of the Company’s 2007 LTI annual equity awards to the named executive officers and certain other employees of the Company (the “LTI Awards”). The LTI Awards consist of options to purchase shares of the Company’s common stock and performance-based RSUs. The LTI Awards are subject to the terms of the Embarq Corporation 2006 Equity Incentive Plan, as amended and restated, a copy of which is filed as Exhibit 10.1 to the Form 8-K filed on December 13, 2006 and is incorporated herein by reference (the “Plan”), and the form of 2007 Award Agreement, or form of 2007 Award Agreement for Daniel R. Hesse, as applicable, forms of which are filed as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference (collectively, the “Award Agreements”).

The following description of the Awards is qualified in its entirety by reference to the full text of the Plan and the Award Agreements.

Option Awards

The exercise price for the option portion of the Awards is equal to the closing price of the Company’s common stock on the Grant Date. The number and class of shares subject to each option is subject to adjustment for certain capital events involving the common stock.

The options vest during the next three years, with 34% vesting on February 22, 2008, and 33% vesting on each of February 22, 2009, and February 22, 2010. The options will expire on February 22, 2017. In general, options will also vest upon an option holder’s death, disability, or, if the options have been outstanding for at least one year from the Grant Date, upon normal retirement as set forth in the applicable Award Agreement. In addition, if the options have been outstanding for at least one year from the Grant Date and the option holder was continuously employed up to the date of a change in control, unvested options will vest upon the option holder’s involuntary termination of employment without cause within 12 months following the “change in control,” as defined in the Plan. Otherwise, unvested options will expire as of the option holder’s Termination Date as defined in the Plan. Certain employees, including certain executive officers, of Embarq have employment agreements under which the vesting of unvested options following a change in control would accelerate if the employee resigns for “Good Reason,” as defined under the employment agreement, and the employee has held the options for more than one year from the Grant Date and has been continuously employed up to the date of the change in control.

Vested options remain exercisable for a specified period following termination of an option holder’s employment as set forth in the applicable Award Agreement. Generally, an option holder will have one year to exercise options following death, five years to exercise options following disability or retirement, and 90 days to exercise options following resignation or involuntary termination without cause.

Performance-Based RSU Awards

An RSU entitles the holder to receive from the Company, at the Company’s discretion, either one share of Embarq common stock at a particular date in the future or an amount of cash equal to the market value of one share of Embarq common stock on that future date. The number and class of shares required to be delivered under each RSU is subject to adjustment for certain capital events involving the common stock.

The RSUs will be settled in equal installments with 50% settled on February 21, 2009 and the remainder settled on February 21, 2010. The RSUs include a performance adjustment feature which could result in the initial number of RSUs granted being increased up to 200% or decreased to 0% of the initial grant based upon the weighted achievement of performance objectives related to the Company’s return on invested capital (50% weighting), as adjusted for certain items, and total shareholder return relative to the S&P 500 Index (50% weighting). The RSUs that settle on the first settlement date will be adjusted based on the Company’s achievement of the performance objectives measured at December 31, 2008. The RSUs that settle on the second settlement date will be adjusted based on the Company’s achievement of the performance objectives measured at December 31, 2009. In addition, each RSU gives the holder the right to receive dividend equivalents equal in value to dividends paid on Embarq common stock. The dividend equivalents will accrue and will be first paid on the adjusted number of RSUs at the time of each performance adjustment and thereafter at the time that dividends are paid on Embarq common stock for as long as the individual holds the RSUs.

In general, unsettled RSUs will be settled upon an RSU holder’s death, disability or retirement, as set forth in the Award Agreement. In addition, unsettled RSUs will be settled if the RSUs have been outstanding for at least one year, the holder was continuously employed up to the date of a change in control, and the holder’s involuntary termination of employment occurs within 12 months following the change in control. Otherwise, unsettled RSUs will be forfeited and cancelled as of the RSU holder’s Termination Date. Certain employees, including certain executive officers, of Embarq have employment agreements under which the settlement of unsettled RSUs following a change in control would accelerate if the employee resigns for “Good Reason,” as defined under the employment or severance agreement, and the employee has held the RSUs for more than one year from the Grant Date and has been continuously employed up to the date of the change in control.

The number of options and RSUs granted to the Company’s named executive officers in connection with the 2007 LTI program is set forth in the table below:

Name	Options	Performance-Based RSUs
Daniel R. Hesse	157,800	96,436
Gene M. Betts	28,179	17,221
Harrison S. Campbell	24,797	15,154
Thomas A. Gerke	36,069	22,043

Option Award for Daniel R. Hesse

On February 22, 2007, the Committee, following input from the Board of Directors, approved a special long-term retention grant of 157,800 options to purchase shares of the Company’s common stock (“Retention Award”) to Daniel R. Hesse, our Chairman, Chief Executive Officer and President. These stock options will vest 100% on February 22, 2011, and are otherwise subject to the same terms and conditions as the options granted as part of the 2007 LTI program. This description of the Retention Award is qualified in its entirety by reference to the full text of the Plan and the form of 2007 Award Agreement for Daniel R. Hesse, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Form of 2007 Award Agreement

10.2	Form of 2007 Award Agreement for Daniel R. Hesse

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Embarq Corporation

Date: February 26, 2007	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2007 Award Agreement

10.2	Form of 2007 Award Agreement for Daniel R. Hesse